Exhibit 10.54

Dated:  January 3, 2005

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 1	$175,000

DIVERSIFIED CORPORATE RESOURCES, INC.

PROMISSORY NOTE

This Note (this “Note”) is issued by Diversified Corporate Resources, Inc., a Texas corporation (the “Obligor”), to the James R. Colpitt Trust (the “Holder”).

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its registered assigns the principal sum of $175,000, together with accrued interest on the following terms:

Payments.  Payments of principal and interest (interest shall be calculated as set forth in the following section) on the outstanding principal balance hereof shall be due and payable in a single installment upon the earlier of (i) February 17, 2005, or (ii) the date upon which Obligor receives cash proceeds of at least $177,000 resulting from one or more cash payments made by Raytheon Corporation on certain accounts receivable owed to Obligor or its subsidiary as of the date of this Note (the “Maturity Date”).  This Note may be prepaid at any time without penalty.  All payments made hereunder shall be credited first to accrued and unpaid interest, and the balance, if any, to principal.  Prepayment in whole shall be accompanied by an amount of interest equal to the interest accrued thereon to the date of receipt of such prepayment in immediately available funds.

Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to twelve percent (12.0%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.

This Note is subject to the following additional provisions:

Section 1.                                          Events of Default.

(a)                                  An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                                     Any default in the payment of the principal of, interest on or other charges in respect of this Note, as and when the same shall become due and payable; or

(ii)                                  The Obligor shall commence, or there shall be commenced against the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or there is commenced against the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Obligor makes a general assignment for the benefit of creditors; or the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor for the purpose of effecting any of the foregoing.

(b)                                 During the time that any portion of this Note is outstanding, if any Event of Default occurs and is continuing, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election and upon 10 days written notice to the Obligor, immediately due and payable in cash.  The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 2.                                          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) three (3) days after mailing, when sent by registered or certified U.S. Mail, postage prepaid, return receipt requested; or (iii) one (1) Business Day (defined below) after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses for such communications shall be:

If to Obligor:	Diversified Corporate Resources, Inc.
Search Plaza
10670 N. Central Expwy., Suite 300
Attn: J. Michael Moore, CEO

If to the Holder:	The James R. Colpitt Trust

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 3.                                          Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Section 4.                                          If this Note is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 5.                                          This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws thereof.  Venue for any action arising hereunder shall be proper exclusively in Dallas County, Texas.

Section 6.                                          Should any litigation be commenced between the parties hereto or their personal representatives concerning any provision of this Note or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled to, in addition to such other relief that may be granted, its reasonable attorneys’ fees and costs in such litigation.

Section 7.                                          Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 8.                                          If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 9.                                          Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 10.                                   No Usury.  The Obligor does not intend or expect to pay, nor does the Holder intend or expect to charge, collect, or accept, any interest greater than the highest legal rate of interest that may be charged under any applicable law.  Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by the Holder, and any such excess shall be credited by the Holder to the principal balance hereof.

IN WITNESS WHEREOF, the Obligor has executed this Secured Promissory Note as of the date first set forth above.

THE OBLIGOR:

DIVERSIFIED CORPORATE RESOURCES, INC.

By:	/s/ J. Michael Moore
J. Michael Moore
Chief Executive Officer